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                                                         Exhibit 23.3



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Specialty Paperboard, Inc. of our report dated November 28, 1995, except for Note 14, which is as of August 28, 1996 relating to the consolidated financial statements of Arcon Holdings Corp., which appears in such Prospectus. We also consent to the references to us under the headings "Experts".

PRICE WATERHOUSE LLP
Melville, New York
Date


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Specialty Paperboard Inc. is filing a registration statement with the
Securities and Exchange Commission in anticipation of conducting an offer to exchange up to an aggregate principal amount of $100,000,000 of its 9 3/8% Senior Notes due 2006, Series B for up to an aggregate principal amount of $100,000,000 of its outstanding 9 3/8% Senior Notes due 2006, Series A. The above consent is in the form which will be signed by Price Waterhouse LLP upon effectiveness of the Registration Statement assuming that, from August 28, 1996 to such date, no other events shall have occurred that would affect the consolidated financial statements referred to in the above consent.

PRICE WATERHOUSE LLP
Melville, New York
December 5, 1996